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                                                                EXHIBIT 4.2


                             PURCHASE AGREEMENT

             THIS PURCHASE AGREEMENT ("Agreement") is made as of the 15th day of September, 1999 by and between Supergen, Inc., a Delaware corporation (the "Company"), and the Investors set forth on the signature page affixed hereto (each an "Investor" and collectively the "Investors").

                                  RECITALS

             A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended;

             B. The Investors wish to purchase, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, such number of shares of the common stock of the Company, $0.001 par value per share (the "Common Stock") and that number of Class A warrants and Class B warrants to purchase Common Stock in the form attached hereto as Exhibit A (collectively, the "Warrants"), as are set forth on the signature page attached hereto and executed by each such Investor; and

             C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and applicable state securities laws.

             In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

             1.1 "Affiliate" means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

             1.2 "Agreements" means this Agreement, the Registration Rights Agreement, and the Warrants.

             1.3 "Change in Control" means the (i) the Company's sale of all or substantially all of its assets, (ii) a merger of the Company with and into another corporation, provided that the stockholders of the Company, as a group, do not hold, immediately after such event, at least 50% of the voting power of the surviving or successor corporation, or (iii) any


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person or entity, including any "person" as such term is used in Section
13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial owner" (as defined in the Exchange Act) of Common Stock of the Company representing 50% or more of the combined voting power of the voting securities of the Company.

             1.4 "Closing" means the consummation of the transactions contemplated by this Agreement, and "Closing Date" means the date of such Closing.

             1.5 "Control" means the possession , direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

             1.6 "Material Adverse Effect" means an effect which, either alone or in conjunction with other effects, constitutes a material adverse effect on the (i) condition (financial or otherwise), business, assets, or results of operations of the Company and its subsidiaries, taken as a whole; or (ii) ability of the Company to perform any of its material obligations under the terms of this Agreement.

             1.7 "Person" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

             1.8 "SEC Filings" has the meaning set forth in Section 4.6.

             1.9 "Securities" means the Shares, the Warrants and the Warrant Shares (defined below).

             1.10 "Shares" means the shares of Common Stock being purchased by the Investors hereunder.

             1.11 "Warrant Shares" means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.

             1.12 "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

             1.13 "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2. Purchase and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, each of the Investors hereby severally, and not jointly, agrees to purchase and the Company hereby agrees to sell and issue to the Investor, the number of Shares and Warrants to purchase the number of shares of Common Stock set forth on such Investor's signature page attached hereto. The number of Shares to be purchased by each Investor shall be determined by dividing such Investor's aggregate purchase price (as such aggregate purchase price is set forth on such Investor's signature page attached hereto), by an amount equal to 90.5% of the average of the lowest two closing bid prices of the Company's Common Stock over the

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ten (10) trading days immediately preceding the date hereof (the "Purchase
Price"). The number of shares of Common Stock purchasable by each Investor pursuant to the Warrants shall be as follows: (i) for Class A Warrants, 30% of the number of Shares purchased by such Investor, and the exercise price of the Warrants will be the closing bid price of the Common Stock on the day prior to the Closing Date, and the term shall be 3 years; (ii) for Class B Warrants, 30% of the number of Shares purchased by such Investor, with the exercise price of one-third thereof being $30 per share; the exercise price of one-third thereof being $45 per share, and the exercise price of one-third thereof being $60 per share, and the term being 2 years.

     3. Closing. On the date of this Agreement, the Purchase Price shall be determined. The Company shall promptly deliver to Investors' counsel, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing all of the Shares and all of the Warrants, with instructions that such certificates are to be held for release to the Investors only upon payment of the Purchase Price to the Company. Upon receipt by counsel to the Investors of the certificates, each Investor shall promptly cause a wire transfer in same day funds to be sent to the account of the Company or its designee as instructed in writing by the Company, in amounts representing such Investor's aggregate Purchase Price. On the date the Company or its designee receives such funds, the certificates evidencing the Shares and the Warrants shall be released to the Investors (and such date shall be deemed the "Closing Date").

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors on the date hereof and the Closing Date that:

             4.1 Organization, Good Standing and Qualification. The Company and each of its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its organization and has all requisite power and authority to carry on its business and own its properties as now conducted and owned. The Company and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify or be licensed would not have a Material Adverse Effect.

             4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

             4.3 Capitalization. Set forth on Schedule 4.3 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights. Except as set forth on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, or to transfer any equity securities of any kind, and except as contemplated by this Agreement, the Company and its subsidiaries do not have any present plan or intention to issue any equity securities of any kind, or to transfer any equity securities of any kind owned by them. Except as set forth on Schedule 4.3, the Company does not know of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities held by them. Except as set forth on Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

             4.4 Valid Issuance. The Company has reserved a sufficient number of shares of Common Stock for issuance pursuant to this Agreement and upon exercise of the Warrants. The Company will take such steps as may be necessary to reserve sufficient shares for issuance pursuant to Section 7 below when such issuance is determinable. The Shares and Warrants are duly authorized, and such Securities, along with the Warrant Shares when issued in accordance herewith and with the terms of the Warrants, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

             4.5 Consents. The execution, delivery and performance by the Company of the Agreements and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the requirements of the Nasdaq Stock Market, which the Company undertakes to file within the applicable time periods.

             4.6 Delivery of SEC Filings; Business. The Company has provided the Investors with copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and all other reports filed by the Company pursuant to the 1934 Act since the filing of the Annual Report on Form 10-K (collectively, the "SEC Filings"). The Company and its subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company and its subsidiaries.

             4.7 Use of Proceeds. The proceeds of the sale of the Securities hereunder shall be used by the Company for repaying obligations as they become due, financing capital expenditures and working capital.

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             4.8 No Material Adverse Change. Since the filing of the
Company's most recent Annual Report on Form 10-K or as otherwise identified and described in subsequent reports filed by the Company pursuant to the 1934 Act, there has not been:

                 (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's most recent Quarterly Report on Form 10-Q, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

                 (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                 (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or any of its subsidiaries;

                 (iv) any waiver by the Company or any of its subsidiaries of a valuable right or of a material debt owed to it;

                 (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its subsidiaries, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                 (vi) any material change or amendment to a material contract or arrangement by which the Company or any of their subsidiaries or any of its assets or properties is bound or subject;

                 (vii) any labor difficulties or labor union organizing activities with respect to employees of the Company or any of its subsidiaries;

                 (viii) any transaction entered into by the Company or any of its subsidiaries other than in the ordinary course of business; or

                 (ix) any other event or condition of any character that might have a Material Adverse Effect.

             4.9  SEC Filings; Material Contracts.

                  (a) As of its filing date, each SEC Filing filed by the Company with the SEC pursuant to the 1934 Act, complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                 (c) Except as set forth on Schedule 4.3 hereto, there are no agreements or instruments currently in force and effect that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any material amounts of any equity security of any kind, or to transfer any material amounts of any equity security of any kind.

             4.10 Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the 1933 Act.

             4.11 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation ("Articles") or Bylaws as in effect on the date hereof, or (ii) except where it would not reasonably be expected to have a Material Adverse Effect, (a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (b) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject.

             4.12 Tax Matters. The Company and its subsidiaries have timely prepared and filed all tax returns required to have been filed by it with all appropriate governmental agencies and timely paid all taxes owed by them. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments of the Company or any subsidiary nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company or any subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party. There are no tax liens or claims pending or threatened against the Company or any subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company or any subsidiary and any other corporation or entity.

             4.13 Title to Properties. Except as disclosed in the SEC Filings, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned

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to be made thereof by them; and except as disclosed in the SEC Filings, the
Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

             4.14 Certificates, Authorities and Permits. The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, the lack of which would have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

             4.15 No Labor Disputes. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent.

             4.16 Intellectual Property. Except as set forth in the Company's SEC filings, the Company and its subsidiaries own or possess adequate trademarks and trade names and have all other rights to inventions, know-how, patents, copyrights, trademarks, trade names, confidential information and other intellectual property (collectively, "Intellectual Property Rights"), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, necessary to conduct the business now operated by them, or presently employed by them, and presently contemplated to be operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights. To the Company's knowledge, no proprietary technology of any Person was used in the design or development by the Company of (or otherwise with respect to) any of the Intellectual Property Rights, which technology was not properly acquired by the Company from such Person.

             4.17 Environmental Matters. To the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"). Except as set forth on Schedule 4.17, to the Company's knowledge, neither the Company nor any of its subsidiaries owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

             4.18 Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or

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which are otherwise material in the context of the sale of the Securities;
and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

             4.19 Financial Statements. The financial statements included in each SEC Filing present fairly and accurately the consolidated financial position of the Company and its subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth on Schedule 4.19 or in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

             4.20 Insurance Coverage. The Company and its subsidiaries maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted, and properties owned or leased, by the Company and its subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

             4.21 Compliance with Nasdaq Continued Listing Requirements. On or promptly after the Closing Date the Company will file a listing application with the NASDAQ National Market, whereupon the shares of Common Stock will be duly listed for trading on the Nasdaq National Market. The Company is in compliance with all applicable Nasdaq National Market continued listing requirements. There are no proceedings pending or to the Company's knowledge threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq National Market and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from the Nasdaq National Market.

             4.22 Acknowledgement of Dilution. The number of shares of Common Stock issuable pursuant to this Agreement may increase substantially. The Company's executive officers and directors have studied and fully understand the nature of the transactions being contemplated hereunder and recognize that they have a potential dilutive effect.

             4.23 Brokers and Finders. The Investors shall have no liability or responsibility for the payment of any commission or finder's fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement. A cash fee equal to 4.5% of the gross proceeds received by the Company hereunder will be paid by the Company to Dunwoody Brokerage Services, Inc. ("Dunwoody"). The Company will also issue to Dunwoody a five-year warrant (the "Dunwoody Warrant") for the purchase of a number of shares of Common Stock equal to 7% of the aggregate Purchase Price divided by the five-day average closing bid price (the "Average Price") of the Company's common stock as reported on the Nasdaq National Market over the five trading days immediately preceding the Closing Date. The Dunwoody Warrant shall be substantially in the form of the Warrants and shall have an initial exercise price per share equal to the Average Price and Dunwoody shall be entitled to

"piggy-back" registration rights with respect to the shares of common stock underlying the Dunwoody Warrants.

        4.24 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

        4.25 Sales of Securities. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby, or would require registration of the Securities under the 1933 Act, or to the Company's knowledge would require a Shareholder vote under applicable Nasdaq rules.

        4.26 [INTENTIONALLY LEFT BLANK]

     5. Representations and Warranties of the Investor. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

        5.1 Organization and Existence. The Investor is a validly existing corporation or limited liability company and has all requisite corporate or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

        5.2 Authorization. The execution, delivery and performance by the Investor of the Agreements have been duly authorized and the Agreements will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their terms.

        5.3 Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of securities laws, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

        5.4 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

        5.5 Disclosure of Information. The Investor has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement or made pursuant to this Agreement.

        5.6 Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

        5.7 Legends. It is understood that, until registration for resale pursuant to the Registration Rights Agreement, or until resale under Rule 144(k) is available, certificates evidencing the Securities may bear one or all of the following legends or legends substantially similar thereto:

       These securities have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold, pledged, hypothecated, assigned or transferred except (i) pursuant to a registration statement under the Act which has become effective and is current with respect to these securities, or (ii) pursuant to a specific exemption from registration under the Act but only upon the Company receiving at its request the written opinion of counsel reasonably acceptable to the Company, that the proposed disposition is consistent with all applicable provisions of the Act as well as any applicable "blue sky" or similar securities laws, or (iii) pursuant to Rule 144, provided the Investor shall provide reasonable assurances that such Rule is available.

            (a) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

        Upon registration for resale pursuant to the Registration Rights Agreement, or upon Rule 144(k) becoming available, the Company shall promptly cause certificates evidencing the Shares previously issued hereunder to be replaced with certificates which do not bear such restrictive legends.

        5.8 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

        5.9 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

     6. Registration Rights Agreement. The parties acknowledge and agree that part of the inducement for the Investor to enter into this Agreement is the Company's execution and delivery of the Registration Rights Agreement. The parties acknowledge and agree that simultaneously with the execution hereof, the Registration Rights Agreement is being duly executed and delivered by the parties thereto.

     7. Covenants and Agreements of the Company.

        7.1 Subsequent Sale at Lower Price.

            (a) Required Adjustments. Subject to the exclusions contained in
Section 7.1(e) below, if during the period ending on the earlier of (i) thirty (30) months following the effective date of the Registration Statement or (ii) a Change in Control (the "MFN Period"), the Company issues or sells any shares of its Common Stock at a selling price lower than the Purchase Price per share set forth in Section 2 hereof (subject to adjustment as provided in Section 7.1(d) below), the Purchase Price per share of the Shares sold to the Investors hereunder shall be adjusted downward to equal such lower selling price and Investors shall be entitled to receive the additional shares as provided by Section 7.1(b); provided, however, that an Investor shall be entitled to additional shares only with respect to the number of Shares then owned by such Investor as provided in Section 7.1(b). The Company shall give to the Investors written notice of any such sale within three (3) business days of the closing of any such issuance or sale.

            (b) Adjustment Mechanism. If an adjustment of the Purchase Price is required pursuant to Section 7.1(a), the Company shall deliver to the Investors within eight business days of the closing of the transaction giving rise to the adjustment ("Delivery Date") each Investor's pro-rata share of such number of additional shares of Common Stock equal to (i) the aggregate Purchase Price paid by such Investor divided by the adjusted per share purchase price as required under Section 7.1(a), minus (ii) the total number of shares of Common Stock previously delivered to that Investor hereunder; provided however, that the Company shall effect such adjustment in cash, in whole or in part, to the extent required by Section 7.1(c), and provided that if an adjustment would result in the issuance of less than 100 Shares, the issuance of such Shares may be delayed until the end of the MFN Period or until Investors are entitled to receive at least 100 Shares. The additional shares referred to herein shall be considered Shares for purposes of this Agreement.

            (c) Limitation on Number of Shares. No Investor shall be entitled to accept, by way of any such adjustment a number of shares of the Company such that the total number of such shares held by the Investor as of the date of such adjustment would exceed 9.90% of the total outstanding Common Stock of the Company. The Company shall effect the adjustment required by this Section by cash refund to the extent necessary to avoid causing the aforesaid limitation to be exceeded.

            (d) Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the common stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of Section 7.1 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

            (e) Exclusions. Section 7.1(a) shall not apply to (i) sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof; (ii) sales of shares of Common Stock by the Company pursuant to the provisions of any shareholder-approved option or similar plan heretofore adopted by the Company; (iii) shares issued in connection with strategic relationships including sales and marketing, distribution, manufacturing, clinical trials and research and development collaborations (including the issuance of shares for cash consideration in connection with any of the foregoing), (iv) shares issued to banks or other institutional lenders of lessors in connection with capital asset leases or borrowings for the acquisition of capital assets, (v) shares issued pursuant to Section 7 of this Agreement, or (vi) shares issued pursuant to any acquisition, merger or purchase of assets of another corporation (provided that such acquisition, merger or purchase of assets is not essentially equivalent to or for the purpose of a financing).

            (f) Definitions. For purposes of Section 7.1 hereof, an issuance or sale of shares of Common Stock shall include (without limitation) the sale or issuance of rights, options, warrants or convertible securities under which the Company is or may become obligated to issue shares of Common Stock only when the Common Stock underlying such securities is issued. The selling price (the "Selling Price") of the Common Stock covered thereby shall be the exercise or conversion price thereof plus the consideration (if any) received by the Company upon such sale or issuance. If shares are issued for a consideration other than cash, the Selling Price shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. The term "Shares" as used in this Agreement shall include shares issued pursuant to this Section 7.1.

        7.2 Limitation on Transactions.

            (a) Intentionally left blank.

            (b) Until the expiration of the MFN Period, without the prior written consent of the Investors (which consent may be withheld in the Investors' discretion), the Company shall not enter into an agreement with any investor pursuant to which the investor would provide the Company with a common stock equity line.

        7.3 Intentionally left blank.

        7.4 Opinion of Counsel. On or prior to the Closing Date, the Company will deliver to the Investors the opinion of legal counsel to the Company, in form and substance reasonably acceptable to the Investors, addressing those legal matters set forth in Exhibit C hereto.

        7.5 Reservation of Common Stock Pursuant to Section 7.1 and Exercise of Warrants. The Company hereby agrees, at all times with respect to shares issuable upon exercise of the Warrants, and at all appropriate times with respect to shares issuable pursuant to Section 7.1, to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the additional issuance(s) of Common Stock pursuant to Section 7.1 and exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the issuance, if any, required pursuant to Section 7.1 plus the number of shares of Common Stock as shall be necessary to permit the exercise of the Warrants in accordance with the terms of the Warrants.

        7.6 Reports. The Company will furnish to the Investors the following reports, each of which shall be provided to the Investors by air mail:

            (a) Quarterly Reports. As soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, the Company's quarterly report on Form 10-Q or, in the absence of such report, consolidated balance sheets of the Company and its subsidiaries as at the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such quarter, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

            (b) Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, the Company's Form 10-K or, in the absence of a Form 10-K, consolidated balance sheets of the Company and its subsidiaries as at the end of such year and the related consolidated statements of earnings, stockholders' equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to the Investor.

            (c) Securities Filings. As promptly as practicable and in any event within five days after the same are issued or filed, copies of (i) all notices, proxy statements, financial statements, reports and documents as the Company or any subsidiary shall send or make available generally to its stockholders or to financial analysts, and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company or any subsidiary furnishes or files, or any officer or director of the Company or any of its subsidiaries (in such person's capacity as such) furnishes or files with the SEC.

            (d) Other Information. Such other information relating to the Company or its subsidiaries as from time to time may reasonably be requested by the Investors provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to the Investor would not be harmful to the Company.

        7.7 Press Releases. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Investors for comment at least two (2) business days prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of a national securities exchange. The Company shall issue a press release concerning the fact and material terms of this Agreement within one business day of the Closing.

        7.8 No Conflicting Agreements. The Company will not, and will not permit its subsidiaries to, take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investors under the Agreements.

        7.9 Insurance. For so long as any Investor beneficially owns any of the Securities, the Company shall, and shall cause each subsidiary to, have in full force and effect (a) insurance reasonably believed to be adequate on all assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company and the subsidiaries to insure.

        7.10 Compliance with Laws. For so long as any Investor beneficially owns any of the Securities, the Company will use reasonable efforts, and will cause each of its subsidiaries to use reasonable efforts, to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

        7.11 Listing of Underlying Shares and Related Matters. The Company hereby agrees, promptly following the Closing of the transactions contemplated by this Agreement, to take such action to cause the Shares and the Warrant Shares to be listed on the Nasdaq National Market as promptly as possible but no later than the effective date of the registration contemplated by the Registration Rights Agreement. The Company further agrees that if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it will include in such application the Common Stock underlying the Warrants, and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will take all action necessary to continue the listing and trading of its Common Stock on the Nasdaq National Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange, as applicable, to ensure the continued eligibility for trading of the Shares and the Warrant Shares thereon.

        In the event it is determined that the issuance of the Shares would or does constitute an issuance which, pursuant to the rules or regulations of the Nasdaq National Market (or any other national securities exchange upon which the Common Stock is or becomes traded), renders the Shares ineligible for inclusion on the Nasdaq (or any other national securities exchange upon which the Common Stock is then traded), then the Company shall promptly redeem such number of Shares held by the Investors (pro rata in accordance with their participation in this offering) which are so ineligible at a per share redemption price equal to the per share Purchase Price for those Shares as set forth in Section 2 hereof.

        7.12 Intentionally left blank.

        7.13 Remedies. The Investors shall be entitled to a decree of specific performance to enforce its rights hereunder. The Company shall indemnify and hold harmless the Investors from and against any loss, liability, costs, expenses or fees (including reasonable attorneys fees) arising out of (i) any breach by the Company of any representation, warranty, covenant or agreement in any of the Agreements, and/or (iii) the enforcement of this Section 7.13.

        7.14 Intentionally left blank.

        7.15 IPO Warrants. If the Company calls the warrants, issued in connection with the initial public offering of the Company, for redemption and the average closing price of the Company's Common Stock for the thirty
(30) trading day period following the scheduled redemption date (the "Post-Redemption Price") is less than the Purchase Price per Share, the Company shall issue to the Investor a number of additional whole Shares determined by multiplying (i) the Purchase Price per Share less the Post-Redemption Price, by (ii) the number of Shares held by the Investor at the end of the thirty day period following the scheduled redemption date, and dividing the result by (iii) the Post-Redemption Price. The additional shares referred to in this section shall be considered Shares for purposes of this Agreement.

     8. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of three years from the date of this Agreement; provided, however, that the provisions contained in Section 7 hereof shall survive in accordance therewith.

     9. Arbitration.

        9.1 Scope. Resolution of any and all disputes arising from or in connection with the Agreements, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise ("Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this
Section 9; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

        9.2 Binding Arbitration. The parties hereby agree to submit all Disputes to arbitration for final and binding resolution. Either party may initiate such arbitration by delivery of a demand therefor (the "Arbitration Demand") to the other party. The arbitration shall be conducted in New York City, New York by a sole arbitrator selected by agreement of the parties not later than 10 days after delivery of the Arbitration Demand, or, failing such agreement, appointed pursuant to the Commercial Arbitration Rules of the America Arbitration Association, as amended from time to time (the "AAA Rules"). If the arbitrator becomes unable to serve, his successor(s) shall be similarly selected or appointed.

        9.3 Procedure. The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the parties may agree or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing, (a) each party shall have the right to conduct limited discovery of information relevant to the Dispute; (b) each party shall provide to the other, reasonably in advance of any hearing, copies of all documents that a party intends to present in such hearing; (c) all hearings shall be conducted on an expedited schedule; and (d) all proceedings shall be confidential, except that either party may at its expense make a stenographic record thereof.

        9.4 Timing. The arbitrator shall complete all hearings not later than 90 days after his or her selection or appointment, and shall make a final award not later than 30 days thereafter. The arbitrator shall apportion all costs and expenses of the arbitration, including the arbitrator's fees and expenses, and fees and expenses of experts ("Arbitration Costs") between the prevailing and non-prevailing party as the arbitrator shall deem fair and reasonable. In circumstances where a Dispute has been asserted or defended against on grounds that the arbitrator deems manifestly unreasonable, the arbitrator may assess all Arbitration Costs against the non-prevailing party and may include in the award the prevailing party's attorney's fees and expenses in connection with any and all proceedings under this Section 9. Notwithstanding the foregoing, in no event may the arbitrator award multiple or punitive damages.

    10. Miscellaneous.

        10.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party hereto, except that without the prior written consent of the Company, but after notice duly given, an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate, or to a third party acquiring at least 25,000 of its Shares in a private transaction. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        10.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        10.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) telex or telecopier, upon receipt of the correct answer back, or (iii) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                           If to the Company:

                           SuperGen, Inc.
                           Two Annabel Lane, Suite 220
                           San Ramon, California  94583
                           Attention:  Joseph Rubinfeld
                           Facsimile:  925-327-7347

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California  94304-1050
                           Attention:  John V. Roos
                           Facsimile:  650-493-6811

                           If to the Investors, to the addresses set forth on the signature pages hereto.

        10.5 Fees and Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay to Tail Wind, Inc. the sum of 0.5% of the gross proceeds of this offering by the Company as and for legal and due diligence expenses in connection herewith and such amount shall be paid at Closing from gross proceeds of the offering.

        10.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority of the Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

        10.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        10.8 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the Registration Rights Agreement constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

        10.9 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

        10.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of laws.



                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:

                                            SUPERGEN, INC.


                                            By:
                                                 ------------------------
                                                 Name:   Joseph Rubinfeld
                                                 Title:  President






                     [signature page to Purchase Agreement]

The Investor:                               THE TAIL WIND FUND LIMITED


                                            By:
                                                 -------------------------
                                                 Name:
                                                 Title:


                                                 By:
                                                      --------------------
                                                      Name:
                                                      Title:



Aggregate Purchase Price:  __________
Number of Shares of Common Stock:  ____________
Number of Class A Warrants:  _______________
Number of Class B Warrants:  _______________
Effective per share Purchase Price of Shares:  $__________
Exercise price of Class A Warrants:  $__________
Address for Notice:


                                             [----------------------------]
                                             [----------------------------]
                                             [----------------------------]
                                             [----------------------------]
                                             [----------------------------]
                                             [----------------------------]

                                             with a copy to:

                                             Kleinberg Kaplan Wolff & Cohen PC
                                             551 Fifth Avenue, 18th Floor
                                             New York, New York 10176
                                             Attn:  Mr. Stephen M. Schultz
                                             Telephone:  212/986 6000
                                             Facsimile:  212/986 8866





                     [signature page to Purchase Agreement]

The Investor:                               LBI GROUP INC.


                                            By:
                                                 --------------------------
                                                 Name:
                                                 Title:


                                                 By:
                                                      ---------------------
                                                      Name:
                                                      Title:



Aggregate Purchase Price:  $3,000,003.08
Number of Shares of Common Stock:  170,843
Number of Class A Warrants:  51,253
Number of Class B Warrants:  51,253
Effective per share Purchase Price of Shares:  $17.56
Exercise price of Class A Warrants:  $22.50
Address for Notice:


                                               LBI Group Inc.
                                               c/o Lehman Brothers, Inc.
                                               3 World Financial Center
                                               New York, NY 10285
                                               Attn:  Steven Weinstein
                                               Phone: (212) 526-6957
                                               Fax:   (212) 526-2198

                                               with a copy to:

                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]





                     [signature page to Purchase Agreement]

The Investor:
                                            --------------------------------


                                            By:
                                                 ---------------------------
                                                 Name:
                                                 Title:


                                                 By:
                                                      ----------------------
                                                      Name:
                                                      Title:



Aggregate Purchase Price:  __________
Number of Shares of Common Stock:  ____________
Number of Class A Warrants:  _______________
Number of Class B Warrants:  _______________
Effective per share Purchase Price of Shares:  $__________
Exercise price of Class A Warrants:  $__________
Address for Notice:

                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]

                                               with a copy to:

                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]





                     [signature page to Purchase Agreement]

The Investor:
                                            --------------------------------


                                            By:
                                                 ---------------------------
                                                 Name:
                                                 Title:


                                                 By:
                                                      ----------------------
                                                      Name:
                                                      Title:



Aggregate Purchase Price:  __________
Number of Shares of Common Stock:  ____________
Number of Class A Warrants:  _______________
Number of Class B Warrants:  _______________
Effective per share Purchase Price of Shares:  $__________
Exercise price of Class A Warrants:  $__________
Address for Notice:

                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]

                                               with a copy to:

                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]
                                               [----------------------------]





                     [signature page to Purchase Agreement]